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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
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[ ]  Definitive Proxy Statement
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

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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FIRST UNION REAL ESTATE INVESTMENTS
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AT THE COMPANY                                             IN CLEVELAND, OHIO
--------------                                             ------------------
Thomas T. Kmiecik                                          Stanley L. Ulchaker
Senior Vice President and Treasurer                        Edward Howard & Co.
(216) 781-4030                                             (216) 781-2400


FOR IMMEDIATE RELEASE

                  RUSSELL R. GIFFORD, TRUSTEE OF FIRST UNION,
                  -------------------------------------------
                    IS HELPING TO RESOLVE PROBLEMS AT VENTEK
                    ----------------------------------------

CLEVELAND, OHIO, APRIL 27, 1998 -- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) replies today to allegations by Gotham Partners, L.P., about the relationship between Russell R. Gifford, a Trustee of First Union Real Estate and chairman of the special Committee of the First Union Real Estate Board, and VenTek International, Inc., a manufacturing subsidiary of Imperial Parking Limited.

Mr. Gifford confirmed that, since January 1998, he has been helping to resolve management and customer relations problems at VenTek. He has not asked for or received any compensation for his services, although he was given the title of Chief Executive Officer in order to facilitate his relationships with customers. He is, however, being reimbursed for his out-of-pocket travel expenses.

James C. Mastandrea, chairman of the board and chief executive officer of First Union Real Estate, stated, "It may be rare for a Company to obtain such hands-on assistance from its Board members, but Russ has been more than willing to help. This extraordinary service, without compensation, does not in anyway constitute a conflict of interest or disqualify him as chairman of the special committee."

To eliminate any suggestion of a conflict of interest, effective immediately Mr. Gifford will no longer have any involvement with VenTek.

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the New York Stock Exchange.

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